Exhibit 5

           THE LAW OFFICES OF THOMAS C. COOK, LTD.

              2921 N. TENAYA WAY, SUITE 214

                   LAS VEGAS, NEVADA 89128

THOMAS C. COOK, ESQ.                    PHONE (702) 952-8519

                                          FAX (702) 952-8521

                                              TCCESQ@AOL.COM

                                           February 11, 2005

Robert L. Cox, President

CareDecision Corporation

2660 Townsgate Rd., Suite 300

Westlake Village, California 91361

Re:  CareDecision Corporation (the "Company")

Dear Mr. Cox:

      Pursuant to your request, I have provided this opinion

letter   to   be  used  in  connection  with  the  Company's

application to  register 518,000,000 shares  of  its  common stock  for  sale  via  a public stock offering  pursuant  to

Regulation  S-B of the Securities Act of 1933,  as  amended.

The  Company  has  supplied me with  the  following  Company

documents  with  regards to this review:   (1)  Articles  of

Incorporation;  (2)  Bylaws  of the  Company;  (3)  Complete

minute  book  of  the Company; (4) The Company's  Form  SB-2

Registration  Statement; (5) The Company's  Prospectus;  (6)

Public  Subscription  Agreement; and (7)  Audited  Financial

Statements.

      Based  upon  the laws of the State of  Nevada  and  my

review of the above-mentioned documents, provided to  me  by the Company, it is my opinion that any common shares sold in this public offering will be legally issued, fully paid  and non-assessable upon issuance.

      This  legal  opinion should in no way be construed  to

recommend the purchase of any securities and does not in any way form on opinion as to the merits of the offering.  It is with my express permission that the Company may utilize this opinion letter in regards to any public registration filing,

both  state  and  federal.   It  is  also  with  my  express

permission  that  the Company may name  the  undersigned  as counsel  in any public registration filing, both  state  and federal.

                                   Sincerely,

                                   /s/ Thomas C. Cook

                                   Thomas C. Cook, Esq.

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